                                                                    Exhibit 12.1


                                  SAFEWAY INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)


                                                                    Fiscal Year
                                               -----------------------------------------------------
                                               52 Weeks    53 Weeks   52 Weeks   52 Weeks   52 Weeks
                                                 1998        1997       1996       1995       1994
                                               --------    --------   --------   --------   --------
Income before income taxes and
    extraordinary loss                         $1,396.9    $1,076.3    $767.6     $556.5     $424.1

Add interest expense                              235.0       241.2     178.5      199.8      221.7

Add interest on rental expense(a)                 108.2        88.5      90.0       87.5       86.6

Less equity in earnings of unconsolidated
    affiliates                                    (28.5)      (34.9)    (50.0)     (26.9)     (27.3)

Add minority interest in subsidiary                 5.1         4.4       3.4        3.9        3.0
                                               --------    --------    ------     ------     ------
    Earnings                                   $1,716.7    $1,375.5    $989.5     $820.8     $708.1
                                               ========    ========    ======     ======     ======

Interest expense                               $  235.0    $  241.2    $178.5     $199.8     $221.7

Add capitalized interest                            8.5         5.7       4.4        4.6        2.9

Add interest on rental expense(a)                 108.2        88.5      90.0       87.5       86.6
                                               --------    --------    ------     ------     ------
    Fixed charges                              $  351.7    $  335.4    $272.9     $291.9     $311.2
                                               ========    ========    ======     ======     ======
    Ratio of earnings to fixed charges             4.88        4.10      3.63       2.81       2.28
                                               ========    ========    ======     ======     ======


(a) Based on a 10% discount factor on the estimated present value of future operating lease payments.